Exhibit 99.1

LOGIQ ANNOUNCES EXERCISE OF OVER-ALLOTMENT OPTION IN INITIAL PUBLIC OFFERING

New York, NY – July 27, 2021 – Logiq, Inc. (“Logiq” or the “Company”) (NEO: LGIQ) (OTCQX: LGIQ), a global provider of award-winning e-commerce and fintech solutions, is pleased to announce the partial exercise of the over-allotment option in conjunction with the Company’s C$5,929,302 initial public offering (the “Offering”) of units of securities of the Company (the “Units”) in Canada at a price of C$3.00 per Unit that closed on June 21, 2021. The Company has issued an additional 201,700 Units for additional gross aggregate proceeds of C$605,100. The total gross proceeds to the Company from the Offering, including the 1,976,434 Units sold initially and the partial exercise of the over-allotment option, is approximately C$6,534,402.

Each Unit consists of one share of common stock of the Company (a “Unit Share”) and one common stock purchase warrant of the Company (a “Warrant”). Each Warrant is exercisable to acquire one share of common stock of the Company (a “Warrant Share”) at an exercise price of C$3.50 per Warrant Share for a period of 36 months.

The Offering was led by Research Capital Corporation as the sole agent and sole bookrunner (the “Agent”).

The net proceeds of the Offering will be used for development of additional data analytics tools, sales generation and marketing, and for working capital requirements and other general corporate purposes.

The Unit Shares, Warrants, Warrant Shares, and compensation options have been registered for resale under the Securities Act of 1933 , as amended, pursuant to a prospectus supplement filed by Logiq dated July 27, 2021 (the “US Prospectus Supplement”) to Logiq’s registration statement on Form S-3 (File No. 333-248069) filed with the Securities and Exchange Commission (“Commission”) on August 17, 2020, which was declared effective by the Commission on August 26, 2020. The US Prospectus Supplement is available under the Company’s profile on www.sedar.com, and can be found on the Commission’s website at www.sec.gov/edgar.

A final prospectus dated June 9, 2021 (the “Canadian Prospectus”) has been filed with, and a receipt has been issued by, the securities commissions or similar securities regulatory authorities in each of the provinces of Canada, other than Quebec, containing important information relating to the common stock of Logiq. The Canadian Prospectus is available under the Company’s profile on www.sedar.com.

About Logiq

Logiq Inc. is a U.S.-based leading global provider of e-commerce and fintech business enablement solutions. Its DataLogiq business provides a data-driven, end-to-end e-commerce marketing solution. Its AI-powered LogiqX™ data engine delivers valuable consumer insights that enhance the ROI of online marketing spend. The company’s Fixel technology offers simplified online marketing with critical privacy features.

In its AppLogiq business, Logiq’s platform-as-a-service, branded as CreateAPP™, enables small- and medium-sized businesses worldwide to easily create and deploy a native mobile app for their business without technical knowledge or background. CreateAPP™ empowers businesses to reach more customers, increase sales, manage logistics, and promote their products and services in an easy, affordable, and highly efficient way. CreateAPP™ is offered in 14 languages across 10 countries and three continents, including some of the fastest-growing emerging markets in Southeast Asia. The company’s PayLogiq, branded as AtozPay™ in Indonesia, offers mobile payments, and GoLogiq, branded as AtozGo™ in Indonesia, offers hyper-local food delivery services. Connect with Logiq: Website | LinkedIn | Twitter | Facebook.

Important Cautions Regarding Forward-Looking Statements

This press release contains certain forward-looking statements and information, as defined within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the Safe Harbor created by those sections. This press release also contains forward-looking statements and forward-looking information within the meaning of Canadian securities legislation that relate to Logiq’s current expectations and views of future events. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as “will likely result”, “are expected to”, “expects”, “will continue”, “is anticipated”, “anticipates”, “believes”, “estimated”, “intends”, “plans”, “forecast”, “projection”, “strategy”, “objective” and “outlook”) are not historical facts and may be forward-looking statements and may involve estimates, assumptions and uncertainties which could cause actual results or outcomes to differ materially from those expressed in such forward-looking statements. No assurance can be given that these expectations will prove to be correct and such forward-looking statements included in this press release should not be unduly relied upon.

These statements speak only as of the date of this press release. Forward-looking statements are based on a number of assumptions and are subject to a number of risks and uncertainties, many of which are beyond Logiq’s control, which could cause actual results and events to differ materially from those that are disclosed in or implied by such forward-looking statements. In particular and without limitation, this press release contains forward-looking statements regarding our products and services, the use and/or ongoing demand for our products and services, expectations regarding our revenue and the revenue generation potential of our products and services, our partnerships and strategic alliances, the impact of global pandemics (including COVID-19) on the demand for our products and services, industry trends, overall market growth rates, our growth strategies, the continued growth of the addressable markets for our products and solutions, our business plans and strategies, our competitive position in our industry, and other risks described in the Company’s prior press releases and in its filings with the Securities and Exchange Commission (SEC) including its Annual Report on Form 10-K and any subsequent public filings, and filings made pursuant to Canadian securities legislation that are available on www.sedar.com, including under the heading “Risk Factors” in the Company’s Canadian Prospectus.

Logiq undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. New factors emerge from time to time, and it is not possible for Logiq to predict all of them, or assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Any forward-looking statements contained in this press release are expressly qualified in their entirety by this cautionary statement.

Company Contact

Brent Suen, President

Logiq, Inc.

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Media & Investor Contact

Ronald Both or Grant Stude

CMA Investor & Media Relations

Tel (949) 432-7566

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